                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             NORTHWEST PIPE COMPANY
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             NORTHWEST PIPE COMPANY
                                12005 N. BURGARD
                             PORTLAND, OREGON 97203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

To the Shareholders of Northwest Pipe Company:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Northwest Pipe Company (the "Company") will be held on Tuesday, May 2, 2000 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. The purposes of the Annual Meeting will be:

                  1. ELECTION OF DIRECTORS. To elect two directors to hold office for a term of three years or until their successors are elected and qualified (Proposal No. 1);

                  2. AMENDMENT OF THE AMENDED 1995 STOCK INCENTIVE PLAN. To approve and adopt an amendment to the Company's Amended 1995 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 629,000 to 929,000 shares (Proposal No. 2);

                  3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000 (Proposal No. 3); and

                  4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 6, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                       By Order of the Board of Directors,



                       Brian W. Dunham
                       President and Chief Operating Officer

Portland, Oregon
March 28, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             NORTHWEST PIPE COMPANY
                                12005 N. BURGARD
                             PORTLAND, OREGON 97203

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2000

                              ---------------------

                                  INTRODUCTION

GENERAL

This Proxy Statement and the accompanying 1999 Annual Report to Shareholders are being furnished to the shareholders of Northwest Pipe Company, an Oregon corporation (the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 2, 2000 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to elect two members to the Board of Directors, to approve an amendment to the Company's Amended 1995 Stock Incentive Plan, to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000, and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card and the 1999 Annual Report to Shareholders, are first being mailed to shareholders of the Company on or about March 28, 2000.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on March 6, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 6,459,930 shares of Common Stock then outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S AMENDED 1995 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, Oregon 97203, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

The Company's Articles of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than six (6) and not more than nine (9) directors. The Board of Directors has fixed the number of directors at six (6). The Company's directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires each year, and their successors are elected for terms of three years, and until their successors are elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of and certain information about the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting.


                                                           DIRECTOR         EXPIRATION
                                               AGE          SINCE            OF TERM
                                               ---          -----            -------


               NOMINEES:
                  Brian W. Dunham              42            1995              2000
                  Wayne B. Kingsley            57            1987              2000
               CONTINUING DIRECTORS:
                  Warren K. Kearns             70            1986              2001
                  Vern B. Ryles, Jr.           62            1986              2001
                  William R. Tagmyer           62            1986              2002
                  Neil R. Thornton             69            1995              2002



NOMINEES FOR DIRECTOR

BRIAN W. DUNHAM has been a director of the Company since August 1995. Mr. Dunham had served as the Company's Chief Financial Officer, Vice President, Treasurer and Secretary since 1990 and became Executive Vice President in 1995. In February 1997, Mr. Dunham was appointed the Company's Chief Operating Officer and in January 1998 was elected President of the Company. From 1981 to 1990, he was employed by Coopers & Lybrand LLP, independent accountants.

WAYNE B. KINGSLEY has been a director of the Company since 1987. Mr. Kingsley is Chairman of the Board of Directors of American Waterways, Inc., a passenger vessel operator, serves as a director of Coleman Natural Products, Inc., and serves as Chairman of the Board of Directors of InterVen Partners, Inc.

CONTINUING DIRECTORS

WARREN K. KEARNS has been a director of the Company since 1986. Mr. Kearns is currently the Principal in Warren Kearns Associates, providing consulting services to clients in steel and steel-related industries. Mr. Kearns was formerly President and director of L. B. Foster Company.

VERN B. RYLES has been a director of the Company since 1986. Mr. Ryles is President and Chief Executive Officer of Poppers Supply, a manufacturer of flavored popcorn snacks and distributor of snack foods and equipment. Mr. Ryles is also a director of Electro Scientific Industries, a public company.

WILLIAM R. TAGMYER has been the Chairman of the Board and Chief Executive Officer since 1986. From 1986 to January 1998, Mr. Tagmyer also served as President of the Company. From 1975 to 1986, he worked for L. B. Foster Company, another steel pipe manufacturer. Prior to 1975, Mr. Tagmyer was employed by the U.S. Steel Corporation and FMC Corporation in the areas of sales, marketing, product management and contract administration.

NEIL R. THORNTON has been a director of the Company since 1995. He was previously a director of the Company from 1986 to 1993. Mr. Thornton was President and Chief Executive Officer of American Steel, L.L.C., a distributor of carbon steel products, from 1985 until January 1998.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

Each year the members of the Board of Directors who are not employed by the Company, and whose terms of office are not expiring at the next annual meeting, serve as the Nominating Committee for selecting nominees for election as directors. The Company's Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's Bylaws concerning each person the shareholder proposes to nominate for election and nominating shareholder.

The Board of Directors met seven (7) times during 1999. Each director attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, comprised of Messrs. Kingsley, Ryles and Tagmyer, exercises the authority of the Board of Directors between meetings of the Board, subject to certain limitations. The Executive Committee did not meet in 1999. The Audit Committee was comprised of Messrs. Kearns and Kingsley. The Audit Committee oversees actions taken by the Company's independent auditors and reviews the Company's internal audit controls. The Audit Committee met two (2) times in 1999. The Compensation Committee was comprised of Messrs. Thornton and Ryles. The Compensation Committee reviews the compensation levels of the Company's employees, makes recommendations to the Board regarding changes in compensation and administers the Company's stock option plans. The Compensation Committee met seven (7) times in 1999. The Nominating Committee was comprised of Mr. Kearns, Mr. Ryles and Mr. Thornton. The Nominating Committee met one (1) time in 1999. There are no family relationships among any of the directors or executive officers of the Company.

See "Management - Executive Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.


NAME                             AGE    CURRENT POSITION(S) WITH COMPANY


William R. Tagmyer                62    Chairman of the Board and Chief Executive Officer
Brian W. Dunham                   42    Director, President and Chief Operating Officer
Charles L. Koenig                 57    Vice President, Water Transmission
Robert L. Mahoney                 38    Vice President, Corporate Development
Terrence R. Mitchell              44    Vice President, Tubular Products
John D. Murakami                  46    Vice President, Chief Financial Officer
Gary A. Stokes                    47    Vice President, Sales and Marketing



Information concerning the principal occupations of Messrs. Tagmyer and Dunham is set forth under "Election of Directors".

CHARLES L. KOENIG was named Vice President, Water Transmission in February 1997 and had served as Vice President - California Operations since 1993. Additionally, Mr. Koenig was named President of Thompson Pipe and Steel Company, formerly a subsidiary of the Company, in May 1996. He has been with the Company since 1992 and is a registered Professional Engineer. Previously, he was Operations Manager with Thompson Pipe and Steel Company, where he was employed for more than twenty years.

ROBERT L. MAHONEY was named Vice President, Corporate Development in July 1998, had served as Director of Business Planning and Development since 1996 and has been with the Company since 1992.

TERRENCE R. MITCHELL was named Vice President, Tubular Products in May 1996, and had served as Vice President and General Manager - Kansas Division since 1993 and has been with the Company since 1985. Prior to joining the Company, he was employed by Valmont Industries, another pipe manufacturer.

JOHN D. MURAKAMI was named Vice President, Chief Financial Officer in February 1997, and had served as Corporate Controller since September 1995. Prior to joining the Company, he was employed by Babler Brothers, Inc., a manufacturer of concrete pipe products.

GARY A. STOKES has been Vice President, Sales and Marketing since 1993. He has been with the Company since 1987. Mr. Stokes was previously employed by L. B. Foster Company for eleven years. He served as the Regional Manager responsible for L.B. Foster Company's West Coast sales operations.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                STOCK
                                                  ANNUAL COMPENSATION          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY           BONUS(1)     GRANTED        COMPENSATION


William R. Tagmyer                     1999        $335,000      $ --          45,424           $18,569   (2)
  Chairman of the Board and            1998         335,000        280,000     31,905            20,822   (2)
   Chief Executive Officer             1997         280,008        180,985     48,000            18,358   (2)

Brian W. Dunham                        1999        $300,000      $ --          30,508            $5,000   (3)
  Director, President and              1998         280,000        245,000     20,000             5,000   (3)
   Chief Operating Officer             1997         203,603        140,000     25,000             4,750   (3)

Charles L. Koenig                      1999        $170,400      $ --          11,553           $50,660   (4)
  Vice President,                      1998         162,000        146,580      7,714             5,000   (3)
     Water Transmission                1997         150,000         75,000     12,000             4,506   (3)

Terrence R. Mitchell                   1999        $158,100      $ --          10,719            $5,000   (3)
 Vice President,                       1998         150,000         81,891      7,143             5,000   (3)
    Tubular Products                   1997         125,000        104,329      9,000             4,750   (3)

Gary A. Stokes                         1999        $172,600      $ --          11,702            $5,000   (3)
  Vice President,                      1998         162,000        156,260      7,714             5,000   (3)
    Sales and Marketing                1997         150,000         75,000     12,000             4,750   (3)



(1) As of the date of this Proxy Statement, the bonus amounts for 1999 have not been determined or approved by the Board of Directors. Bonus amounts reported for and earned in 1998 were approved and paid in 1999. Bonus amounts reported for and earned in 1997 were approved and paid in 1998.

(2) Represents $13,569, $15,822 and $13,608 of Company-paid life insurance in 1999, 1998 and 1997, respectively, and $5,000, $5,000 and $4,750 of matching amounts contributed to the Company's 401(k) plan in 1999, 1998 and 1997, respectively.

(3) Represents matching amounts contributed to the Company's 401(k) plan in 1999, 1998 and 1997.

(4) Represents $45,660 in relocation expenses and $5,000 of matching amounts contributed to the Company's 401(k) plan in 1999.

STOCK OPTIONS

The following table contains information concerning the grant of stock options to the named executive officers in 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

           ----------------------------------------------------------

                                                                                          POTENTIAL REALIZABLE
                                             PERCENT OF                                  VALUE AT ASSUMED ANNUAL
                                           TOTAL OPTIONS                                  RATES OF STOCK PRICE
                                             GRANTED TO      EXERCISE                       APPRECIATION FOR
                              OPTIONS        EMPLOYEES        PRICE      EXPIRATION        OPTION TERM($) (2)
          NAME              GRANTED(1)        IN 1999         ($/SH)        DATE             5%             10%
          ----              ----------        -------         ------        ----            ---             ---


William R. Tagmyer              45,424          27%           $14.75      2/25/09         $421,362       $1,067,814
Brian W. Dunham                 30,508          18             14.75      2/25/09          282,998          717,173
Charles L. Koenig               11,553           7             14.75      2/25/09          107,168          271,584
Terrence R. Mitchell            10,719           6             14.75      2/25/09           99,432          251,979
Gary A. Stokes                  11,702           7             14.75      2/25/09          108,550          275,087



(1) Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted vest ratably over a 60 month period, and have a ten year term.

(2) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table sets forth, for each of the named executive officers, the number and value of unexercised options as of December 31, 1999. None of the named executive officers exercised options to purchase the Company's Common Stock during 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                      NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                           OPTIONS AT                     IN-THE-MONEY OPTIONS
                                         DECEMBER 31, 1999              AT DECEMBER 31, 1999 (1)
                                     ---------------------            ---------------------------
            NAME                 EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
            ----                 -----------      -------------     -----------    -------------


     William R. Tagmyer            69,634            81,435             $213,591      $23,732
     Brian W. Dunham              102,800            53,215              847,401       39,554
     Charles L. Koenig             42,132            21,430              339,149       15,822
     Terrence R. Mitchell          28,097            19,073              183,318       15,822
     Gary A. Stokes                38,351            21,554              289,671       15,822



     (1) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on December 31, 1999, $14.00 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

CHANGE IN CONTROL AGREEMENTS

The Company has entered into change in control agreements (the "Agreements") with its executive officers, including the named executive officers. Each of the Agreements is for a term ending July 19, 2001, provided that on that date and each anniversary thereafter, the term of the Agreements will be automatically extended by one year unless either party gives 90 days prior written notice that the term of an agreement shall not be so extended. If a "Change in Control" (as defined in the Agreements and described below) occurs during the term of Agreements, the Agreements will continue in effect until two years after the Change in Control.

If an executive officer's employment with the Company is terminated within two years after a Change in Control either by the Company without "Cause" (as defined in the Agreements and described below) or by the executive officer for "Good Reason" (as defined in the Agreements and described below), the executive officer will be entitled to receive his full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to two year's base salary (three years in the case of Messrs. Tagmyer and Dunham) and (ii) an amount equal to two times (three times in the case of Messrs. Tagmyer and Dunham) the average cash bonuses paid to the executive officer during the previous three years. In addition, the executive officer would be entitled to the continuation of health and insurance benefits for certain periods and all outstanding unvested stock options would immediately become fully vested. In the event that the payments made to an executive officer would be deemed to be a "parachute payment" under the Internal Revenue Code of 1986, an executive officer may choose to accept payment of a reduced amount that would not be deemed to be a "parachute payment."

If an executive officer's employment with the Company is terminated within two years after a Change in Control either by the Company for Cause or as a result of the executive officer's disability or death, the executive officer will be entitled to receive his full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

For purposes of the Agreements, a "Change in Control" includes (i) any merger or consolidation transaction in which the Company is not the surviving corporation, unless shareholders of the Company immediately before such transaction have the same proportionate ownership of common stock of the surviving corporation in the transaction, (ii) the acquisition by any person of 30 percent or more of the Company's total combined voting power, (iii) the liquidation of the Company or the sale or other transfer of substantially all of its assets, and (iv) a change in the composition of the Board of Directors during any two-year period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of two-thirds of the directors in office at the beginning of the period do not constitute at least a majority of the Board. For purposes of the Agreements, "Good Reason" includes
(i) an adverse change in the executive officer's status, title, position(s) or responsibilities or the assignment to the executive of duties or responsibilities which are inconsistent with the executive officer's status, title or position, (ii) a reduction in the executive officer's base salary or the failure to pay compensation otherwise due to the executive officer, (iii) a requirement that the executive officer be based anywhere other than within 10 miles of his job location before the Change in Control, (iv) the Company's failure to continue in effect any compensation or employee benefit plan or program in effect before the Change in Control or any act or omission that would adversely effect the executive officer's continued participation in any such plan or program or materially reduce the benefits under such plan or program,
(v) the failure by the Company to require any successor to the Company to assume the Company's obligations under the Agreements within 30 days after a Change in Control. For purposes of the Agreements, "Cause" means the willful and continued failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal conduct.

DIRECTOR COMPENSATION

The members of the Company's Board of Directors are reimbursed for their travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $12,000 annual retainer, $1,000 for each Board meeting attended, $500 for each telephonic Board meeting attended and $500 for each meeting of a committee of the Board attended. The Company's 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Director Plan") provides that an option to purchase 5,000 shares of Common Stock is granted to each new nonemployee director at the time such person is first elected or appointed to the Board of Directors. In addition, each nonemployee director receives an option to purchase 2,000 shares of Common Stock annually after each annual meeting of shareholders. The number of options which may be granted under the 1995 Nonemployee Director Plan in any fiscal year may not exceed 20,000, subject to stock splits and similar events, and a total of 100,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1995 Nonemployee Director Plan. On May 11, 1999 options to purchase 2,000 shares of Common Stock, at $14.563 each, were granted to each of Messrs. Kingsley, Kearns, Ryles and Thornton.

                COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation Committee is composed entirely of nonemployee, outside directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, and sets salary and bonus levels and option grants under the Company's stock option plans. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

The Omnibus Budget Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, which limits to $1,000,000 the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held Company's chief executive officer and the four other most highly compensated executive officers. The Board of Directors and the Compensation Committee intend to take the necessary steps to structure executive compensation policies to comply with this limit on deductibility of executive compensation.

SALARIES. The Compensation Committee annually assesses the performance and sets the salary of the Company's executive officers. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee reviews recommendations from management which include information from salary surveys. Additionally, the Compensation Committee establishes both financial and operational based objectives and goals. These goals and objectives include sales and spending forecasts, along with published executive compensation literature for comparable sized companies. The Compensation Committee considers not only the performance evaluations of executive officers but also reviews the financial condition of the Company in setting salaries.

BONUS AWARDS. The Compensation Committee administers a cash bonus plan to provide additional incentives to executive officers and certain other management employees. As of the date of this Proxy Statement, the Board of Directors has not approved the executive bonus plan for 1999 and no bonus awards for 1999 have been made.

STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's stock option plans. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each officer to the Company and previous option grants to such executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Tagmyer's 1999 base salary was determined in the same manner as the other executives as described in SALARIES above. The Compensation Committee approved Mr. Tagmyer's 1999 annual base salary of $335,000, based on the salary survey data referred to above and compensation levels of Chief Executive Officers of comparable size companies in industries similar to the Company's. As described in BONUS AWARDS above, the executive bonus plan for 1999 has not been approved and no bonus awards for 1999 have been made. Options to purchase 45,424 shares of the Company's Common Stock at $14.75 per share were granted to Mr. Tagmyer in 1999.



                                COMPENSATION COMMITTEE

                                Neil R. Thornton
                                Vern B. Ryles, Jr.

                             STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company's Common Stock began trading on the Nasdaq Stock Market on November 30, 1995. Accordingly, the following graph includes the required information from November 30, 1995 through the end of the last fiscal year, December 31, 1999. The broad-based market index used is the Nasdaq U.S. Stock Market Total Return Index and the industry-specific index used is a peer group of companies consisting of Ameron International, Inc., Lindsay Manufacturing Co., Valmont Industries, Inc., L.B. Foster Company and Maverick Tube Corporation.

The graph has been supplemented this year with comparative information relating to the Russell 2000 Index. The Russell 2000 Index will replace the Nasdaq U.S. Market Index, which is also shown, in proxy statements for future annual meetings. This change reflects the fact that the Nasdaq U.S. Market Index has become heavily weighted by technology issues and reflects trends in those stocks to a greater degree than the broader market.


                                              [GRAPHIC]



                                                            INDEXED RETURNS
                                ------------------------------------------------------------------------
                                 NORTHWEST PIPE      NASDAQ U.S.      RUSSELL 2000
                                     COMPANY            INDEX            INDEX           PEER GROUP

   November 30, 1995                 $100.00           $100.00          $100.00            $100.00
   December 31, 1995                 $122.05           $ 99.48          $102.39            $104.53
   December 31, 1996                 $180.30           $122.37          $117.51            $168.94
   December 31, 1997                 $266.29           $150.13          $141.62            $230.95
   December 31, 1998                 $178.91           $210.95          $136.74            $127.33
   December 31, 1999                 $155.34           $381.76          $163.57            $188.30


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for 1999.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of February 29, 2000, regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) each of the named executive officers, (iii) each of the Company's directors and (iv) all directors and executive officers as a group. The address of each of the named executive officers and directors is c/o Northwest Pipe Company, 12005 N. Burgard, Portland, Oregon 97203.


                                                                    SHARES BENEFICIALLY
                                                                          OWNED(1)
                   NAME OF BENEFICIAL OWNER                         SHARES       PERCENT

5% SHAREHOLDERS
Fleet Boston Corporation (2)                                         540,360       8.4  %
    One Federal Street
    Boston, MA  02110
Frontier Capital Management LLC (3)                                  472,630       7.3
    99 Summer Street
    Boston, MA  02110
Becker Capital Management, Inc. (4)                                  459,417       7.1
    1211 SW Fifth Avenue, Suite 2185
    Portland, OR  97204
Dimensional Fund Advisors Inc. (5)                                   444,600       6.9
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401
Benson Associates, LLC (6)                                           386,827       6.0
    111 SW Fifth Avenue, Suite 2130
    Portland, OR  97204
EXECUTIVE OFFICERS AND DIRECTORS
William R. Tagmyer                                                   283,137       4.3
Brian W. Dunham                                                      138,770       2.1
Gary A. Stokes                                                        65,254       1.0
Charles L. Koenig                                                     82,691       1.3
Terrence R. Mitchell                                                  31,032         *
Warren K. Kearns                                                       8,000         *
Wayne B. Kingsley (7)                                                 25,929         *
Vern B. Ryles, Jr.                                                     8,000         *
Neil R. Thornton                                                      18,378         *

All directors and executive officers as a group,
(eleven persons)                                                     682,212      10.0   %


(*) Represents beneficial ownership of less than one percent of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 29, 2000 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of stock options that are exercisable within 60 days of February 29, 2000 is as follows: Mr. Kingsley - 8,000; Mr. Kearns - 8,000 ; Mr. Ryles - 8,000; Mr. Thornton - 13,000; Mr. Tagmyer - 79,705; Mr. Dunham - 110,694; Mr. Stokes - 41,589; Mr. Koenig - 45,360; Mr. Mitchell -
         31,032; and all directors and officers as a group - 365,628.

(2) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Fleet Boston Corporation on February 14, 2000, reflecting its beneficial ownership of Common Stock as of December 31, 1999. The Schedule 13G states that Fleet Boston Corporation has sole voting power with respect to 379,060 shares of Common Stock and sole dispositve power with respect to 540,360 shares of Common Stock.

(3) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Frontier Capital Management LLC on February 15, 2000, reflecting its beneficial ownership of Common Stock as of December 31, 1999. The Schedule 13G states that Frontier Capital Management LLC has sole voting and dispositive power with respect to 472,630 shares of Common Stock.

(4) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Becker Capital Management, Inc. on January 28, 2000, reflecting its beneficial ownership of Common Stock as of December 31, 1999. The Schedule 13G states that Becker Capital Management has sole voting power with respect to 391,417 shares of Common Stock and sole dispositve power with respect to 459,417 shares of Common Stock.

(5) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. on February 3, 2000, reflecting its beneficial ownership of Common Stock as of December 31, 1999. The Schedule 13G states that Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to 444,600 shares of Common Stock.

(6) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Benson Associates, LLC on February 16, 2000, reflecting its beneficial ownership of Common Stock as of December 31, 1999. The Schedule 13G states that Benson Associates, LLC has sole voting and dispositive power with respect to 386,827 shares of Common Stock.

(7) Shares held by Mr. Kingsley include 2,593 shares held in trust over which Mr. Kingsley has sole voting and dispositive power.

         APPROVAL OF AMENDMENT TO THE AMENDED 1995 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

The Company maintains its Amended 1995 Stock Incentive Plan (the "1995 Plan") to provide incentives to the Company's key employees and others who provide services to the Company. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for them to exert their best efforts on behalf of the Company. A total of 629,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of February 29, 2000 only 70,828 shares remained available for grant under the 1995 Plan. The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 Plan that would increase from 629,000 shares to 929,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan.

 SUMMARY OF THE 1995 PLAN

As of February 29, 2000 there were twelve officers and directors and 1,264 employees of the Company eligible to participate in the 1995 Plan. Because the directors, officers and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's directors, officers and employees.

The 1995 Plan, which was approved by the Company's shareholders on August 8, 1995, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Code and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company, including directors. No employee may receive options under the 1995 Plan for more than 100,000 shares of Common Stock in any one fiscal year, except that options for up to an additional 100,000 shares of Common Stock may be granted in connection with a person's initial employment with the Company.

The administration of the 1995 Plan has been delegated to the Compensation Committee of the Board of Directors (the "Committee"). In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the Plan. The Committee also may construe the Plan and the provisions in the instruments evidencing options granted under the Plan to participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan.

The term of each option granted under the 1995 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. For non-qualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1995 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

The 1995 Plan will continue in effect until June 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time. Amendments to the 1995 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

The issuance of shares of Common Stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the 1995 Plan.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the proceeds of the sale of the shares exceeds the exercise price.

NON-QUALIFIED STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares underlying an incentive stock option.

Under Section 162(m) of the Code, publicly-held companies may be limited as to income tax deductions to the extent total remuneration (including compensation received through the exercise of stock options) for certain executive officers exceeds $1 million in any one year. However, Section 162(m) provides an exception for "performance-based" remuneration, including stock options. Section 162(m) requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the shareholders in order for stock options to qualify as "performance-based" remuneration. The regulations adopted pursuant to Section 162(m) which establish the requirements for options to be treated as "performance-based" remuneration require stock option plans to set forth the maximum number of options that may be awarded to any employee in any one year. Accordingly, the number of options that may be awarded to any employee under the 1995 Plan in any calendar year is limited to 100,000, except that options for up to an additional 100,000 shares may be granted in connection with a person's initial employment with the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Company's Amended 1995 Stock Incentive Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of the outcome of this proposal.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company for the year ending December 31, 2000, subject to ratification by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for the year ending December 31, 2000. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. PricewaterhouseCoopers LLP were the Company's independent accountants for the year ended December 31, 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of shareholders must be received by the Company not later than November 30, 2000 pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1999. Written requests should be mailed to the Secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, OR 97203.



                               By Order of the Board of Directors,


                               Brian W. Dunham
                               President and Chief Operating Officer

Portland, Oregon
March 28, 2000

                                    EXHIBIT A
                             NORTHWEST PIPE COMPANY
                       AMENDED 1995 STOCK INCENTIVE PLAN *

1.       PURPOSES OF THE PLAN.

         The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

         Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         2.1 "ADMINISTRATOR" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.1 of the Plan.

         2.2      "BOARD" shall mean the Board of Directors of the Company.

         2.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.4 "COMMITTEE" shall mean a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

         2.5      "COMMON STOCK" shall mean the Class B Common Stock of the
Company.

         2.6 "COMPANY" shall mean Northwest Pipe Company, an Oregon corporation.

         2.7 "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.

         2.8 "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided further, that on the ninety-first day of such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

         2.9      "DIRECTOR" shall mean a member of the Board.

         2.10 "DISABILITY" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

---------
* Material in boldface (other than headings) is new, and material in [brackets] has been deleted.

         2.11 "EMPLOYEE" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

         2.12 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         2.13 "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         2.14 "NONQUALIFIED STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         2.15 "NOTICE OF GRANT" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

         2.16 "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         2.17 "OPTION" shall mean a stock option granted pursuant to the Plan.

         2.18 "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         2.19 "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         2.20 "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

         2.21 "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         2.22     "PLAN" shall mean this 1995 Stock Incentive Plan.

         2.23 "RULE 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         2.24 "SALE" or "SOLD" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares for consideration in the form of past or future services.

         2.25 "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         2.26 "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.       STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 929,000 [629,000] shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         4.1      PROCEDURE.

                  4.1.1 MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                  4.1.2 ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

                  4.1.3 ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

         4.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  4.2.1 to grant Incentive Stock Options in accordance with
         Section 422 of the Code, or Nonqualified Stock Options;

                  4.2.2 to authorize Sales of Shares of Common Stock hereunder;

                  4.2.3 to determine, upon review of relevant information and in accordance with Section 8.2 of the Plan, the fair market value of the Common Stock;

                  4.2.4 to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;

                  4.2.5 to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

                  4.2.6 to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;

                  4.2.7 to interpret the Plan;

                  4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan;

                  4.2.9 to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

                  4.2.10 to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;

                  4.2.11 to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

                  4.2.12 to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;

                  4.2.13 to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;

                  4.2.14 to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;

                  4.2.15 to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;

                  4.2.16 to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter;

                  4.2.17 to approve forms of agreement for use under the Plan;

                  4.2.18 to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                  4.2.19 to determine whether and under what circumstances an Option may be settled in cash under subsection 9.5 instead of Common Stock; and

                  4.2.20 to make all other determinations deemed necessary or advisable for the administration of the Plan.

         4.3 EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5.       ELIGIBILITY.

         5.1 PERSONS ELIGIBLE. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he or she is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

         5.2 ISO LIMITATION. To the extent that the aggregate fair market value:
(i) of shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

         5.3 SECTION 5.2 LIMITATIONS. Section 5.2 of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by a Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

         5.4 NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his employment or consulting relationship at any time.

         5.5 OTHER LIMITATIONS. The following limitations shall apply to grants of Options to Employees:

                  5.5.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 Shares.

                  5.5.2 In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

                  5.5.3 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

                  5.5.4 If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11, the canceled Option shall be counted against the limits set forth in subsections 5.5.1 and 5.5.2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6.       TERM OF PLAN.

         The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

7.       TERM OF OPTION.

         The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.

8.       EXERCISE/PURCHASE PRICE AND CONSIDERATION.

         8.1 EXERCISE/PURCHASE PRICE. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale shall be such price as is determined by the Administrator, but shall be subject to the following:

                  8.1.1    In the case of an Incentive Stock Option

                           8.1.1.1 granted to an Employee who, at the time of
                  the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

                           8.1.1.2 granted to any other Employee, the per Share
                  exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

                  8.1.2 In the case of a Nonqualified Stock Option or Sale the per Share exercise/purchase price determined by the Administrator.

         Any determination to establish an Option exercise price or effect a Sale of Common Stock at less than fair market value on the date of the Option grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the Option exercise or Sale price of the Common Stock.

         8.2 FAIR MARKET VALUE. The fair market value per Share shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock (or the closing bid if no sales were reported) for the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange for the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL.

         8.3 CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

                  8.3.1      cash;

                  8.3.2      check;

                  8.3.3      transfer to the Company of Shares which

                           8.3.3.1 in the case of Shares acquired upon exercise
                  of an Option, have been owned by the Optionee for more than six months on the date of surrender, and

                           8.3.3.2 have a fair market value on the date of
                  surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  8.3.4 delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of Sale or loan proceeds required to pay the exercise price;

                  8.3.5 such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code; or

                  8.3.6 any combination of the foregoing methods of payment.

         If the fair market value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.3, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsections 8.3.3 and 8.3.4 above.

9.       EXERCISE OF OPTION.

         9.1 PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Option Agreement and
Section 8.3 of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         9.2 TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability) the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option with the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         9.3 DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         9.4 DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in the no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         9.5 BUYOUT PROVISIONS. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

10.      NONTRANSFERABILITY OF OPTIONS.

         Except as otherwise specifically provided in the Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

11.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         11.1 CHANGES IN CAPITALIZATION: Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         11.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

         11.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.      TIME OF GRANTING OPTIONS.

         The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

13.      AMENDMENT AND TERMINATION OF THE PLAN.

         13.1 AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

         13.2 SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

         13.3 EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.      CONDITIONS UPON ISSUANCE OF SHARES.

         Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.      RESERVATION OF SHARES.

         The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.      LIABILITY OF COMPANY.

         16.1 INABILITY TO OBTAIN AUTHORITY. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         16.2 GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

17.      SHAREHOLDER APPROVAL.

         Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

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                                                      NORTHWEST PIPE COMPANY

                              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2000

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated
March 28, 2000 and hereby names, constitutes and appoints William R. Tagmyer and Brian W. Dunham, or each of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Northwest Pipe Company (the "Company") to be held at 9:00 a.m. local time in
Portland, Oregon on Tuesday, May 2, 2000 and at any adjournments or postponements thereof, and to vote all the shares of Common
Stock held of record in the name of the undersigned on March 6, 2000, with all the powers that the undersigned would possess if he were personally present.

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                                                     * FOLD AND DETACH HERE *

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                                                                                                                  Please mark
                                                                                                                  your votes as
                                                                                                                  indicated in  /X/
                                                                                                                  this example




                                      FOR ALL
                                      NOMINEES
                                      LISTED       WITHHOLD
                                      BELOW        AUTHORITY
                                      (EXCEPT      (TO VOTE
                                      AS MARKED    FOR ALL
                                      TO THE       NOMINEES
                                      CONTRARY     LISTED                                           FOR       AGAINST    ABSTAIN ON
                                      BELOW)       BELOW)                                        PROPOSAL 2  PROPOSAL 2  PROPOSAL 2
1. PROPOSAL 1--Election of Directors   /  /        /  /       2. PROPOSAL 2--To approve and adopt   / /         / /         / /
                                                                 an amendment the Northwest Pipe
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY             Company Amended 1995 Stock
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S          Incentive Plan to increase the
NAME IN THE LIST BELOW.)                                         number of shares reserved for
                                                                 issuance thereunder from 629,000
BRIAN W. DUNHAM      WAYNE B. KINGSLEY                           to 929,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
EACH OF THE NOMINEES NAMED ABOVE.                             APPROVAL OF PROPOSAL 2.


                                                                                                    FOR       AGAINST    ABSTAIN ON
                                                                                                 PROPOSAL 3  PROPOSAL 3  PROPOSAL 3
                                                              3. PROPOSAL 3--To ratify the          / /         / /         / /
                                                                 appointment of
                                                                 PricewaterhouseCoopers LLP
                                                                 as the Company's independent
                                                                 auditors for the year ending
                                                                 December 31, 2000.

                                                              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                                                              APPROVAL OF PROPOSAL 3.

                                                              4. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best
                                                                 interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

                                                                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                                                 THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO
                                                                 ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR
                                                                 THE TWO NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2
                                                                 AND 3. THE UNDERSIGNED SHAREHOLDER HEREBY ACKNOWLEDGES
                                                                 RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES
                                                                 ANY OTHER PROXY OR PROXIES PREVIOUSLY GIVEN.


                                                                 I do ( ) do not ( ) plan to attend the meeting.
                                                                 (Please check)



Shareholder (print name)_____________________________________ Shareholder (sign name)____________________________Dated_____________
Please sign exactly as your name appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required.  A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title.  Trustees, guardians, executors and administrators should sign in their official capacity, giving their full titles as such.
If a partnership is signing, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
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